UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 21, 2012

(Date of Earliest Event Reported)

Guidance Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33197	95-4661210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 North Marengo Avenue, Pasadena, California	91101
(Address of Principal Executive Offices)	(Zip Code)

(626) 229-9191

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On February 21, 2012, Guidance Software, Inc. (the “Company,” “we,” “us” or “our”) completed its previously announced acquisition of CaseCentral, Inc. (“CaseCentral”). Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of February 7, 2012 (the “Merger Agreement”), by and among Cloud Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), CaseCentral and Shareholder Representative Services, LLC, as representative of CaseCentral’s shareholders, Merger Sub merged with and into CaseCentral (the “Merger”), with CaseCentral surviving the Merger as a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, the initial payment made by the Company at closing (which is subject to adjustment post-closing) was approximately $16.3 million, consisting of approximately $7.7 million in cash, $7.7 million of the Company’s common stock, and the assumption of $0.9 million of indebtedness, net of cash. Under the Merger Agreement, the value of the Company’s common stock was determined according to its average trading price on The NASDAQ Stock Market for the twenty day period ending seven days prior to the closing. Upon completion of the Merger, the Company deposited $2.5 million of the initial payment (consisting of $1.25 million in cash and $1.25 million of the Company’s common stock) with an escrow agent to support certain indemnification obligations of CaseCentral’s shareholders and participants in CaseCentral’s management carve-out plan. We have agreed to file a registration statement to register for resale the shares of common stock issued by the Company within 60 days of the closing, subject to extension in certain circumstances.

Subject to the terms and conditions of the Merger Agreement, in addition to the initial payment, CaseCentral’s shareholders and management carve-out plan participants may be entitled to receive contingent consideration in cash. Depending on the achievement of certain revenue thresholds, such contingent consideration may vary from zero to $33 million over the course of the three-year period after closing.

The foregoing summary of the Merger Agreement, and related transactions, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2012 and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of the Business Acquired

The historical financial statements of CaseCentral required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

Date: February 22, 2012	By:	/s/ Victor Limongelli
	Name:	Victor Limongelli
	Title:	Chief Executive Officer, President and Director